UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2012

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Item 1.01 Entry Into a Material Definitive Agreement.

On March 9, 2012, Range Resources Corporation (“Range”) completed the public offering of $600 million aggregate principal amount of 5% Senior Subordinated Notes due 2022 (the “Notes”), which are fully and unconditionally guaranteed on a senior subordinated basis by the following subsidiaries of Range (collectively, the “Subsidiary Guarantors”):

•	American Energy Systems, LLC;

•	Energy Assets Operating Company, LLC;

•	Range Energy Services Company, LLC;

•	Range Operating New Mexico, LLC;

•	Range Production Company;

•	Range Resources – Appalachia, LLC;

•	Range Resources – Midcontinent, LLC;

•	Range Resources – Pine Mountain, Inc.; and

•	Range Texas Production, LLC.

The terms of the Notes are governed by the Indenture, dated as of March 9, 2012 (the “Indenture”), by and among Range, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 9, 2012 (the “Supplemental Indenture”). The Notes will mature on August 15, 2022. Interest will accrue from March 9, 2012, and the first interest payment date will be August 15, 2012. Range may redeem some or all of the Notes at any time on or after February 15, 2017 at the redemption prices specified in the Supplemental Indenture. Range may also redeem up to 35% of the Notes using all or a portion of the net proceeds of certain public sales of equity interests completed before February 15, 2015. Range may also redeem the Notes prior to February 15, 2017 upon payment of the make-whole premium specified in the Supplemental Indenture. If Range sells certain of its assets or upon the occurrence of certain changes in control, Range must offer to repurchase the Notes. The Notes are unsecured, and are subordinated to all of Range’s existing and future senior debt, rank equally with all of Range’s existing and future senior subordinated debt and rank senior to all of Range’s existing and future subordinated debt. Other material terms of the Notes, the Indenture and the Supplemental Indenture are described in the prospectus supplement, dated February 24, 2012, as filed by Range and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) on February 27, 2012. The foregoing descriptions of the Indenture and Supplemental Indenture are qualified in their entirety by reference to such Indenture and Supplemental Indenture, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Range and the Subsidiary Guarantors registered the sale of the Notes and the underlying guarantees with the Commission pursuant to a Registration Statement on Form S-3 filed on February 24, 2012.

The Notes were sold pursuant to an Underwriting Agreement, dated February 24, 2012 (the “Underwriting Agreement”), by and among Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), Range, and the Subsidiary Guarantors. The Underwriting Agreement was filed as Exhibit 1.1 to Range’s Current Report on Form 8-K filed with the Commission on February 27, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Notes, the Indenture, the Supplemental Indenture and the related guarantees is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated March 9, 2012, among Range Resources Corporation, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated March 9, 2012, among Range Resources Corporation, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, including the form of 5% Senior Subordinated Notes due 2022.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Roger S. Manny
Roger S. Manny
Chief Financial Officer

Date: March 9, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated March 9, 2012, among Range Resources Corporation, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated March 9, 2012, among Range Resources Corporation, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, including the form of 5% Senior Subordinated Notes due 2022.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)